NEWS RELEASE

Contact:     Wendy S. Schmucker

                  Senior Vice President, Secretary and Treasurer

                  724-537-9923

For Immediate Release

COMMERCIAL NATIONAL ANNOUNCES RESTATEMENT OF 2003 FINANCIAL STATEMENTS DUE TO ACCOUNTING ADJUSTMENT

LATROBE, PA, May 21, 2004 - Commercial National Financial Corporation (NASDAQ:CNAF), parent company of Commercial Bank of Pennsylvania, Commercial National Insurance Services, Inc., Gooder Agency, Inc. and Highview Trust Company, announced that it has restated its financial statements for the year ended December 31, 2003.  The restatement resulted from the company’s analysis of the pending sale of its Gooder Agency subsidiary, which was announced earlier this month.  In making its analysis, the company concluded that it should have recorded a $375,000 deferred income tax liability and a corresponding $375,000 goodwill asset as a result of its acquisition of Gooder Agency in December 2002.

In performing its impairment assessment of the acquired customer lists of Gooder Agency in the fourth quarter of 2003, the company determined that no impairment was present based on the carrying amount of these intangible assets.  However, the goodwill asset that should have been recorded as a result of the Gooder Agency acquisition was fully impaired.  As a result, the 2003 consolidated financial statements have been restated to reflect a writedown of goodwill in the amount of $375,000.

As a result of this accounting adjustment, the company’s net income for 2003 was reduced to $3,561,000, or $1.03 per share.  This reflects a reduction of $375,000, or $.11 per share, from previously reported net income for 2003.

The company has filed with the SEC a Form 10-K/A, amending its Annual Report on Form 10-K for the year ended December 31, 2003.  The Form 10-K/A restates the company’s 2003 consolidated financial statements and revises related disclosures.  The revised figures are provided in the attached tables. The previously announced earnings for the quarter ended March 31, 2004 remain unchanged.

Gregg E. Hunter, Vice Chairman, President & CEO of Commercial National, noted that the required adjustments relating to the insurance agency acquisition further validate the board of directors’ assertiveness in charting a new strategic direction for the company in January 2004. The board previously announced the company’s intent to sell the Gooder Agency and exit the insurance agency business which has proven to be consistently unprofitable. The company’s new emphasis focuses on the core banking business of loans, credit quality and deposits complemented by asset management and trust services.

Mr. Hunter stated, “We feel that the foundation of the corporation’s continued success is to provide outstanding customer service. The corporation’s financial condition remains strong and is characterized by ample capital along with well-funded loan loss reserves. The revitalization of the company’s loan and deposit franchise is the greatest opportunity ahead. Under the board’s new strategic direction more effective cost control has been implemented through stream-lined management structure and staffing, a de-emphasis on excessive consultant reliance, tightened procurement and aggressive cost/benefit scrutiny for proposed capital expenditures. In addition, contractual obligations are now exhaustively reviewed prior to endorsement. Over the past months the board and management have made significant changes that were necessary for the company to prosper.  We are confident that our primary goals of enhancing existing customer relationships and attracting new customers will show results through effort over time.”

In addition to Latrobe where it is headquartered, the company operates community banking facilities in Greensburg, Hempfield Township, Ligonier, Norwin, Unity Township and West Newton, Pennsylvania and also maintains a commercial business development sales force throughout its entire market area. Commercial Bank also serves its customer base from an Internet banking site (www.cbthebank.com) and an automated TouchTone Teller banking system. The company operates a trust company, Highview Trust Company, headquartered in Greensburg, Pennsylvania.

Safe Harbor Statement

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “to,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements are based on information currently available to the company, and the company assumes no obligation to update these statements as circumstances change. Investors are cautioned that all forward-looking statements involve risk and uncertainties, including changes in general economic and financial market conditions, unforeseen credit problems, and the company's ability to execute its business plans.  The actual results of future events could differ materially from those stated in any forward-looking statements herein.

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COMMERCIAL NATIONAL FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in Thousands, Except Per Share Data)
	December	December
	2003	2002

ASSETS
Cash and due from banks on demand	$ 8,877	$10,294
Interest bearing deposits with banks	764	20,634
Federal funds sold	-	14,650
Securities available for sale	168,685	148,344

Loans	187,382	169,030
Allowance for loan losses	(2,462)	(2,707)
Net loans	184,920	166,323

Premises and equipment	5,005	4,524
Other assets	16,777	15,569
Total assets	$ 385,028	$ 380,338

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest bearing	$ 51,344	$ 51,356
Interest bearing	207,872	218,669
Total deposits	259,216	270,025

Other liabilities	3,825	4,108
Short-term borrowings	17,450	-
Long-term borrowings	55,000	55,000
Total liabilities	335,491	329,133

Shareholders' equity
Common stock, par value $2 per share; 10,000,000 shares authorized; issued 3,600,000 shares; outstanding 3,430,376 and 3,453,952 shares in 2003 and 2002, respectively	7,200	7,200
Retained earnings	41,748	41,628

Accumulated other comprehensive income, net of deferred taxes of $1,929,895 in December 2003 and $2,514,488 in December 2002

	3,746	4,881

Less treasury stock, at cost, 169,624 and 146,048 shares in 2003 and 2002
	(3,157)	(2,504)
Total shareholders' equity	49,537	51,205

Total liability and shareholders' equity	$ 385,028	$ 380,338

COMMERCIAL NATIONAL FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands, Except per Share Data)
	Three Months		Twelve Months
	Ended December 31		Ended December 31
	2003	2002	2003	2002
INTEREST INCOME:
Interest and fees on loans	$ 2,755	$ 3,054	$ 11,390	$ 13,533
Interest and dividends on securities:
Taxable	1,565	2,166	6,835	8,130
Exempt from federal income taxes	422	274	1,400	1,058
Other	9	92	170	222
Total Interest income	4,751	5,586	19,795	22,943

INTEREST EXPENSE:
Interest on deposits	813	1,119	3,563	4,998
Interest on short-term borrowings	49	-	49	30
Interest on long-term borrowings	734	728	2,913	2,547
Total Interest expense	1,596	1,847	6,525	7,575

NET INTEREST INCOME	3,155	3,739	13,270	15,368
PROVISION FOR LOAN LOSSES	39	-	39	298

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	3,116	3,739	13,231	15,070

OTHER OPERATING INCOME:
Asset management and trust income	197	164	710	541
Service charges on deposit accounts	219	196	859	737
Other service charges and fees	160	144	618	691
Commissions and fees from insurance sales	152	39	841	115
Income from investment in life insurance	139	150	559	474
Gain from sale of branch	-	-	-	470
Net security gains	9	-	9	-
Other income	155	52	393	305
Total other operating income	1,031	745	3,989	3,333

OTHER OPERATING EXPENSES
Salaries and employee benefits	1,637	1,392	6,226	5,660
Net occupancy	174	151	714	624
Furniture and equipment	224	198	747	725
Pennsylvania shares tax	127	116	500	457
Impairment writedown of goodwill	375	-	-	-
Other expenses	1,073	1,197	4,260	3,720
Total other operating expenses	3,610	3,054	12,822	11,186

INCOME BEFORE INCOME TAXES	537	1,430	4,398	7,217
Income tax expense	94	410	837	1,873

Net income	$ 443	$ 1,020	$ 3,561	$ 5,344
Average Shares Outstanding	3,430,375	3,427,382	3,441,556	3,425,348

Earnings Per Share	$ 0.13	$ 0.30	$ 1.03	$ 1.56